Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors of MEDIROM Healthcare Technologies Inc.:

We hereby consent to the inclusion in this Registration Statement of MEDIROM Healthcare Technologies Inc. and its subsidiaries (the “Company”) on Amendment No. 2 to Form F-1 of our report dated June 18, 2024, with respect to our audit of the Company’s consolidated financial statements as of and for the years ended December 31, 2023 and 2022.

We also consent to the reference to us under the caption “Experts” in such prospectus.

Diamond Bar, California

December 2, 2024